INVERSE HIGH YIELD STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Face

Market

Amount

Value

REPURCHASE AGREEMENTS 91.6%

Collateralized by obligations of

the U.S. Treasury or U.S.

Government Agencies

Mizuho Financial Group, Inc.

issued 06/30/08 at 1.75% due

07/01/08

$

19,426,501

$    19,426,501

Morgan Stanley issued

06/30/08 at 1.70% due

07/01/08

2,241,519

2,241,519

Lehman Brothers Holdings, Inc.

issued 06/30/08 at 0.25% due

07/01/08

1,494,346

________

1,494,346

Total Repurchase Agreements

(Cost $23,162,366)

________

23,162,366

Total Investments 91.6%

(Cost $23,162,366)

$

_________

23,162,366

Other Assets in Excess of

Liabilities – 8.4%

$

_________

2,114,726

Net Assets – 100.0%

$

25,277,092

Unrealized

Contracts

Gain

Futures Contracts Sold Short

September 2008 U.S. 5 Year

Treasury Note Futures

Contracts

(Aggregate Market Value of

Contracts $19,582,008)

177

________

$            80,223

Notional

Principal

Credit Default Swap Agreements

Protection Purchased

CDX North America High

Yield Swap Agreement,

Series 10 Protection Premium

Rate 5.00% Terminating

06/20/13

$

27,000,000

$           886,464

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